SUB-ITEM 77H


As of August 31, 2017, the following entity now owns 25% or more of the voting securities of the MFS Institutional Money Market Portfolio:


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|ENTITY                      |PERCENTAGE|
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|MFS International Value Fund|25.57%    |
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